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                                                                   Exhibit 10.73

                          CUBIST PHARMACEUTICALS, INC.

                                FOURTH AMENDMENT
                                       TO
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN


       This FOURTH AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as previously amended (the "Plan") of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), is being adopted by resolution of the Board of Directors at a meeting held on March 3, 2000 (the "Effective Date"), subject to the approval of the stockholders of the Corporation within one year from the Effective Date. Effective from and after the Effective Date, and subject to obtaining the required stockholder approval, the Plan is hereby amended as follows:

       1. Section 4 of the Plan hereby is amended by replacing the number "2,000,000" in the fifth (5th) line thereof with the number "4,000,000", said amendment being for the purpose of increasing the total number of shares of common stock, $.001 par value per share, that may be subject to options granted under the Plan from 3,000,000 shares to 4,000,000 shares. In addition, Section 4 of the Plan hereby is further amended by replacing the number "3,000,000" in the fourteenth (14th) line thereof with the number "6,000,000", said amendment being for the purpose of increasing the total number of shares of common stock, $.001 par value per share, that may be subject to Incentive Stock Options granted under the Plan from 3,000,000 shares to 6,000,000 shares.

       2. The definition of "Fair Market Value" hereby is amended by deleting
Section 1.10 in its entirety and inserting in its place the following new
Section 1.10:

            1.10. FAIR MARKET VALUE means on any date (i) if the Stock is traded on a stock exchange or on the Nasdaq National Market, the closing price on the date preceding the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on a stock exchange or on the Nasdaq National Market, the value of a Share on such date as determined by the Committee.

       Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan, as previously amended, are hereby ratified and confirmed and shall remain in full force and effect. The Plan, all previous amendments and this Amendment shall be read and construed together as a single instrument.